UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                  Date of Report: March 21, 2006


                  DataLogic International, Inc.
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      (Exact name of registrant as specified in its charter)

         Delaware                 0-30382                 33-0755473
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(State or other jurisdiction  (Commission File Number)  (I.R.S. Employer
     of incorporation)                                  Identification No.)

    18301 Von Karman Ave, Suite 250, Irvine, California 92612
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             (Address of principal executive offices)

                          (949) 260-0120
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                 (Registrant's telephone number)


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  (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.  Entry into a Material Definitive Agreement

On March 21, 2006, we entered into two agreements with Monarch Bay Management Company, L.L.C. ("MBMC"): (a) an agreement for corporate development strategy and execution services and (b) an agreement for chief financial officer services. Keith Moore, our Chief Executive Officer, is a member of MBMC.

Corporate Development Services Agreement. Under the corporate development services agreement with MBMC, we will pay to MBMC a monthly fee of $7,000 (or $14,000 in the case of the initial payment). The monthly fee is payable $3,000 in cash and $4,000 in shares of our common stock ($6,000 in cash and $8,000 in shares of our common stock in the case of the initial payment). The number of shares of our common stock to be issued will calculated based on the average closing price of our common stock for the last ten days of each month in which the monthly fee is earned. We will also reimburse MBMC for certain expenses in connection with providing services to us. In addition, we will grant to MBMC on a quarterly basis commencing April 1, 2006, an option to purchase 75,000 shares (or 50,000 shares in the case of the initial grant) of our common stock at an exercise price equal to 120% of the average closing price of our common stock for the last ten days of the quarter for which the option is granted; provided that if certain milestones specified in the agreement are achieved the exercise price of the options will be reduced to 100% of the average closing price of our common stock for the last ten days of the quarter for which the option is granted. The options will be exercisable
for a period of five years following the date of grant.   The initial term of
the agreement expires on December 31, 2006 and continues thereafter on a month-to-month basis unless terminated by either party.

Chief Financial Officer Services Agreement. Under the chief financial officer services agreement with MBMC, we will pay to MBMC a monthly fee of $6,250 in
cash.   We will also reimburse MBMC for certain expenses in connection with providing services to us. The initial term of the agreement expires on March 31, 2007 and renews thereafter on an annual basis unless terminated by either party.


Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 21, 2006, we appointed William R. Abbott as our Chief Financial Officer. In such capacity, he will serve as our principal accounting and financial officer. Mr. Abbott's services are provided pursuant to our agreement with MBMC. We will grant to Mr. Abbott of an option to purchase 200,000 shares of our common stock at an exercise price equal to the average closing price of our common stock for the ten days prior to the date of grant. The option will be exercisable for a period of five years following the date of grant.

Mr. Abbott has been the Chief Financial Officer of MBMC since March 2006. From March 1997 to February 2005, he served in several capacities (including as Vice President of Finance and Treasurer) with the Newport Corporation, a public company providing advanced technology capital equipment manufacturing and service. Prior to the Newport Corporation, Mr. Abbott held financial and accounting management positions with a variety of public and private companies. Earlier in his career, Mr. Abbott was an auditor with PriceWaterhouseCoopers, LLP. He received an MBA from Pepperdine University and a B.S. in accounting from Fairfield University.

Mr. Abbott replaces Keith D. Nguyen who served as our chief financial officer since September 2002. Mr. Nguyen will continue to serve as our President, Secretary and Treasurer.

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Item 9.01.  Financial Statements and Exhibits

Exhibit No.  Description

10.1 Letter agreement by and between DataLogic International, Inc. and Monarch Bay Management Company, L.L.C., dated March 21, 2006, for corporate development services.

10.2 Letter agreement by and between DataLogic International, Inc. and Monarch Bay Management Company, L.L.C., dated March 21, 2006, for chief financial officer services.

99.1   Press Release dated March 21, 2006.



                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2006          DATALOGIC INTERNATIONAL, INC.
                              a Delaware corporation


                              By: /s/ Keith C. Moore
                              Name: Keith C. Moore
                              Title: Chief Executive Officer